EXHIBIT 10.6

                          LICENSE AGREEMENT


      THIS LICENSE AGREEMENT ("License") made and entered into effective as of the 8 day of February, 2007, by and between CLARENCE L. WERNER, TRUSTEE OF THE CLARENCE L. WERNER REVOCABLE TRUST, hereinafter referred to as "Licensor," and WERNER ENTERPRISES, INC., herein referred to as the "Licensee."

                              RECITALS

      WHEREAS, Licensor owns and controls certain real property located west of Valley, Nebraska, on the Platte River; and

      WHEREAS, Licensee desires to obtain, and Licensor desires to grant, a non-exclusive, restrictive right for Licensee and its invitees to hunt and fish on said property owned by Licensor, subject to the terms of this License; and

      WHEREAS, the terms of this Agreement are intended to reflect the agreement and understanding of the parties with respect to the subject matter herein, as separated from the original Lease Agreement between the parties, dated May 21, 2002.

      NOW,  THEREFORE,  in   consideration  of  the  covenants   and
agreements contained within this License, the parties hereto agree as follows:

      1.    Non-exclusive  License to Hunt  and  Fish  on  Premises.
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Licensor hereby grants to Licensee a non-exclusive, restricted right for the use of Licensee and its invitees to hunt game birds and fish for recreational purposes on the area owned by Licensor as described on Exhibit "A" hereto (the "Land"). Licensor agrees to use its best efforts to maintain a Controlled Shooting Area Permit on the Land while this Agreement is in effect.

      2.    License Term.  The term of this License shall be  for  a
            ------------
period of one (1) year, commencing on the effective date hereof. The License and terms of this Agreement shall automatically renew for additional one-year terms, provided that either party may terminate such License Agreement upon written notice to the other party provided not less than thirty (30) days prior to the end of the current term hereof.

      3.    Consideration.  In consideration of this License to hunt
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and fish on the Land, Licensee hereby agrees to pay to Licensor:

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            a.   an  amount  equal  to all real property  taxes  and
     special assessments levied against the Land during the term of this Licensee; and

            b. the cost of all fertilizer and seed used by Licensor to maintain the hunting cover, milo crops, and any other crops located on the Land.

      4.    Farming. During the term of this License, Licensor shall
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use  its  equipment  to seed and maintain the  hunting  cover,  milo crops, and any other crops located on the Land. Farming shall be conducted in such a manner as to maximize hunting cover for pheasants and other game birds. The proceeds from any crops, if any, shall be the property of Licensor.

      5.    Compliance With Laws.  Licensee shall, and shall require
            --------------------
all of its invitees to, comply with all hunting, fishing and other applicable laws of the State of Nebraska and local governing bodies at all times when utilizing the Land.

      6.    Indemnification.   Licensee  shall  indemnify  and  hold
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harmless  Licensor  from  and  against  loss,  damage  and   expense
(including reasonable attorneys' fees and legal expenses) for bodily
injury   (including  death)  to  persons  and  damage  to   property
approximately caused by the negligent acts or omissions of Licensee or its invitees, or Licensee's or its invitee's intentional wrongful actions arising from Licensee's performance under this License, except to the extent that any such loss or damage or expenses caused by or arises from the negligence or intentionally wrongful acts or omissions of Licensor or its invitees.

      Licensor shall indemnify and hold harmless Licensee from and against loss, damage and expense (including reasonable attorneys' fees and legal expenses) for bodily injury (including death) to persons and damage to property approximately caused by the negligent acts or omissions of Licensor or its invitees, or Licensor's or its invitee's intentional wrongful actions arising from Licensor's performance under this License, except to the extent that any such loss or damage or expenses caused by or arises from the negligence or intentionally wrongful acts or omissions of Licensee or its invitees.

      7.    Notices.  Any notice or demand from Licensor to Licensee
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or  Licensee to Licensor shall be in writing and shall be mailed  by prepaid United States registered or certified mail or personal delivery addressed to Licensee and Licensor as follows or to such other address as Licensee or Licensor shall have last designated by notice in writing to the other party:

          Licensor:      Clarence L. Werner, Trustee
                         of the Clarence L. Werner Revocable Trust
                         14507 Frontier Road
                         P.O. Box 45308
                         Omaha, NE 68145-0308

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          Licensee:      Werner  Enterprises, Inc.
                         14507 Frontier Road
                         P.O. Box 45308
                         Omaha, NE  68145-0308

      8.    Amendment. This License can be amended only by a written
            ---------
document signed by authorized representatives of the Licensor and Licensee.

      9.    Severability.  If any provision of this License is found
            ------------
by a court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be struck from the License and the remainder of this License shall not be affected.

      10.   Binding Effect. This License shall inure to the  benefit
            --------------
of and will be binding upon the successors and permitted assigns of the parties.

      11.   Entire  Agreement.   This License  contains  the  entire
            -----------------
agreement between the Licensor and Licensee with respect to this subject matter. Except for those which are specifically set forth in this License, no representations, warranties or agreements have been made by Licensor or Licensee to one another with respect to this License.

      12.   Governing Law.   This  License  shall  be  governed  and
            -------------
construed by and in accordance with the laws of the State of Nebraska.

      IN WITNESS WHEREOF, the parties hereto have executed this License Agreement as of the day and year first above written.



                              LICENSOR:

                              CLARENCE L. WERNER, TRUSTEE OF
                              THE CLARENCE L. WERNER
                              REVOCABLE TRUST


                              /S/ clarence L. Werner
			      ______________________________________
                              Clarence L. Werner, Trustee

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                              LICENSEE:

                              WERNER ENTERPRISES, INC.


                       By:    /s/ Robert E. Synowicki, Jr.
                              ______________________________________
                              Robert E. Synowicki, Jr.
                              Executive Vice President




DOCS/777241.4

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EXHIBIT A

                    FARM LAND



  LEGAL DESCRIPTION - WILSON FARM
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  The West 1/2 of the  Southeast  1/4 of  Section  22, Government
  Lots 1, 2, and 3 in the Southwest 1/4 of Section 22, that part of the North 1/2 of Section 22 lying South and West of the Union Pacific Railroad right-of-way, Government Lot 2 and part of Government Lot 1 in the East 1/2 of Secton 21, that part of the Southwest 1/4 of Section 15 lying South and West of the Union Pacific Railroad right-of-way and part of Government Lots 5 and 6 in the Southeast 1/4 of Section 16, all in T 16 N, R 9 E, of the 6th P.M., Douglas County, Nebraska, together with part of the Platte River lying East of the centerline of the Platte River (the centerline of the Platte River hereafter being the geographical centerline of the main channel of the river as indicated on various maps and as established by setting points midway between the high banks of the main channel of the Platte River) and adjoining afore described, Government Lots, all being more particularly described as follows: Beginning at the Southeast corner of the Southwest 1/4 of said Section 22; thence S 88 degrees 07'08" W (an assumed bearing) for 2213.26 feet along the South line of the Southwest 1/4 of said Section 22; thence S 78 degrees 43'34"W for 552.79 feet along a line perpendicular to said centerline of the Platte River to said river centerline; thence N 11 degrees 16'26" W for 1088.56 feet along said river centerline; thence continuing along said river centerline N 16 Degrees 36'11" W for 1584.53 feet; thence N 22 degrees 34'25" W for 1044.48 feet along said river centerline; thence continuing along said river centerline N 23 degrees 26'48" W for 1060.70 feet; thence continuing along said river centerline N 12degrees 50'12" W for
  883.50 feet; thence N 77 degrees 09'48" E for 403.51 feet along a line perpendicular to said centerline of the Platte River, thence S 71 degrees 21'34" E for 498.94 feet; thence N 47 degrees 17'43" E for 402.23 feet; thence N 01 degrees 29'10" E for 806.33 feet; thence N 73 degrees 12'54" W for 1189.07 feet; thence S 64 degrees 21'46" W for 363.41 feet along a line perpendicular to said centerline of the Platte River to said centerline of the Platte River, thence N 25 degrees 38'14" W for 1382.40 feet along said centerline of the Platte River; thence N 64 degrees 21'46" E for 320.70 feet along a line perpendicular to said centerline of the Platte River to the North line of the Southeast 1/4 of said Section 16; thence N 87 degrees 54'29" E for 1305.97 feet along the North line of the Southeast 1/4 of said Section 16 to the Westerly right-of way line of the Union Pacific Railroad, said point being 835.10 feet West from the Northeast corner of the Southeast 1/4 of said Section 16; thence S 37 degrees 44'25" E for 2958.81 feet
  along   said   West   right-of-way   line;   thence  continuing
  Southeasterly along said West right-of-way line and along an 11659.22 foot radius curve to the left (having a chord bearing S 45 degrees 55'38" E and a chord distance of 3320.62 feet) for an arc distance of 3331.94 feet; thence S 54 degrees 06'51" E for 846.17 feet along said West right-of-way line to the North line of the West 1/2 of the Southeast 1/4 of said Section 22; thence N 88 degrees 12'21" E for 85.81 feet along the North line of the West 1/2 of the Southeast 1/4 of said Section 22 to the Northeast corner of the West 1/2 of the Southeast 1/4 of said Section 22; thence S 01 degrees 44'32" E for 2645.64 feet along the East line of the West 1/2 of the Southeast 1/4 of said Section 22 to the Southeast corner of the West 1/2 of the Southeast 1/4 of said Section 22; thence S 88 degrees 03'13" W for 1323.00 feet along the South line of the West 1/2 of the Southeast 1/4 of said Section 22 to the Point of Beginning, Douglas County, Nebraska.